EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated June 15, 2004, (which report includes an explanatory paragraph relating to the modified cash basis of accounting) appearing in this Annual Report on Form 11-K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 29, 2005